Exhibit 99.4

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Form 10-Q for the quarter ended June 30, 2003 filed by Washington Real Estate Investment Trust with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

A signed original of this written statement required by Section 906 has been provided to WRIT and will be retained by WRIT and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 8, 2003	/s/ EDMUND B. CRONIN, JR.
Edmund B. Cronin, Jr. Chairman of the Board, President & CEO

Dated: August 8, 2003	/s/ LAURA M. FRANKLIN
Laura M. Franklin Senior Vice President Accounting, Administration and Corporate Secretary

Dated: August 8, 2003	/s/ SARA L. GROOTWASSINK
Sara L. Grootwassink Chief Financial Officer